Exhibit 99.1

Northern Oil and Gas, Inc. Announces Third Quarter 2018 Results,
Increases Fourth Quarter 2018 Guidance and
Reactivates Stock Repurchase Program

•	Third quarter production averaged 26,708 Boe per day, an increase of 74% year-over-year and 27% sequentially.

•	Increasing fourth quarter production guidance to a range of 35,000 - 36,000 Boe per day, an increase of over 100% year-over-year and 30% sequentially.

•
Northern has reactivated its existing stock repurchase program, which had $108.3 million in remaining authority. Northern has agreed to repurchase 7.36 million shares from certain shareholders in the fourth quarter.

•	Third quarter net income was $19.0 million, and adjusted net income was $34.5 million. Adjusted EBITDA increased 174% year-over-year and 39% sequentially to $97.9 million (non-GAAP).

MINNEAPOLIS, MINNESOTA - November 8, 2018 - Northern Oil and Gas, Inc. (NYSE American: NOG) today announced that third quarter 2018 production averaged 26,708 barrels of oil equivalent (“Boe”) per day, totaling 2,457,119 Boe, comprised of 84% crude oil. Third quarter 2018 net income increased to $19.0 million, or $0.06 per diluted share, compared to a loss of $16.1 million, or ($0.26) per diluted share in the third quarter of 2017. Third quarter 2018 adjusted net income increased to $34.5 million, or $0.11 per diluted share, from $2.2 million or $0.04 per diluted share in the third quarter of 2017. Adjusted EBITDA increased to $97.9 million, compared to $35.7 million in the third quarter of 2017. (See “Non-GAAP Financial Measures” below for additional information.)

Northern’s third quarter 2018 crude oil differential was $4.16 per barrel below the NYMEX daily average for the period, compared to $6.22 in the third quarter 2017, an improvement of $2.06 per barrel. Lease operating expense (“LOE”) of $7.39 per Boe for the quarter declined 17% year-over-year and 3% sequentially, bringing year-to-date LOE at the low end of the company’s 2018 guidance. General and administrative (“G&A”) expense of $1.90 per barrel increased 12% sequentially due primarily to costs associated with recent significant transactions.

As detailed later in the press release, Northern has entered into crude oil derivative basis swaps for 2019 covering 10,000 barrels of oil per day at a weighted average differential price of $2.41 per barrel. In addition the company now has 20,166 barrels of oil per day hedged in the fourth quarter of 2018 at an average price of $63.66 per barrel and 18,769 barrels of oil per day hedged for 2019 at an average price of $63.32 per barrel.

MANAGEMENT COMMENT

“The third quarter was another outstanding quarter for Northern as we reduced unit costs, increased margins and generated significant debt adjusted growth for our shareholders,” commented Northern’s Chief Executive Officer, Brandon Elliott.  “Our success year-to-date has put us in an incredible position to continue to execute on our strategy; to take advantage of dislocations in the markets, including the pursuit of bolt-on acquisitions, or the opportunity to repurchase our stock at a significant discount to its intrinsic value.  We look forward to closing out 2018 in a very strong financial position.”

GUIDANCE

Northern is raising its fourth quarter 2018 production guidance to 35,000 - 36,000 Boe per day as a result of increased activity on our legacy and newly acquired acreage and better than expected production results. The company now expects to add approximately 7 net organic wells to production during the fourth quarter, bringing total organic net well additions for 2018 to between 28 - 31. This is an increase of 3 - 4 additional net wells for the year, with a drilling and completion (“D&C”) budget of between $230 and $250 million.

Increased production and activity exiting 2018 would allow Northern to maintain fourth quarter 2018 average daily production volumes flat for 2019 with a drilling and completion budget of approximately $245 million, assuming the addition of between 29 and 31 net wells to production during the year. Utilizing 2018 cost assumptions for 2019, at the current commodity strips, the company would generate between $145 - $200 million of operating cash flow net of all D&C capital expenditures, representing a free cash flow yield of up to 17% based on current market capitalization. Additional information regarding Northern’s current expectations are included in the tables below.

2018 Production:	Boe Per Day	Year/Year Increase
1st Quarter - Actual	17,995	35%
2nd Quarter - Actual	21,046	53%
3rd Quarter - Actual	26,708	74%
4th Quarter - Estimate	35,000 - 36,000	109% - 115%
Annual - Estimate (average Boe per day)	25,240 - 25,500	71% - 72%

2019 Initial Guidance Ranges:	Low	High
Net Wells Added to Production	30	36
Production (Boe per day)	35,500	37,500
Drilling & Completion Capital (D&C) Expenditures (millions)	$245	$292
D&C Capital Expenditures, Including Workovers and Capitalized Expenses (millions)	$260	$307

Operating Expenses Guidance:	2018	Change at Midpoint
Production Expenses (per Boe)	$7.50 - $7.75	$(0.375)
Production Taxes (% of Oil & Gas Sales)	~ 9.2%
General and Administrative Expense (per Boe):
Cash	$1.25 - $1.375	$(0.063)
Non-Cash	$0.25 - $0.50

Average Differential to NYMEX WTI	$4.75 - $5.75

THIRD QUARTER 2018 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended September 30,
	2018	2017	% Change
Net Production:
Oil (Bbl)	2,064,092	1,186,814	74%
Natural Gas and NGLs (Mcf)	2,358,162	1,336,124	76%
Total (Boe)	2,457,119	1,409,501	74%

Average Daily Production:
Oil (Bbl)	22,436	12,900	74%
Natural Gas and NGLs (Mcf)	25,632	14,523	76%
Total (Boe)	26,708	15,321	74%

	Three Months Ended September 30,
	2018	2017
Net Sales:
Oil Sales	$135,006,253	$50,309,088
Natural Gas and NGL Sales	10,409,445	3,948,503
Gain (Loss) on Settled Derivatives	(12,922,603)	3,395,117
Total Oil, Natural Gas and NGL Sales Including all Derivative Settlements	132,493,095	57,652,708

Average Sales Prices:
Average NYMEX Price (per Bbl)(1)	$69.61	$48.20
Oil Differential (per Bbl)(2)	(4.16)	(6.22)
Oil (per Bbl)	65.45	42.39
Effect of Gain (Loss) on Settled Derivatives on Average Price (per Bbl)	(6.26)	2.86
Oil Net of Settled Derivatives (per Bbl)	59.19	45.25
Natural Gas and NGLs (per Mcf)	4.41	2.96
Realized Price on a Boe Basis Including all Realized Derivative Settlements	53.96	40.90

Operating Expenses:
Production Expenses	$18,160,937	$12,605,513
Production Taxes	13,579,169	5,064,761
General and Administrative Expense	4,674,467	7,985,719
Depletion, Depreciation, Amortization and Accretion	30,258,089	15,357,685

Costs and Expenses (per Boe):
Production Expenses	$7.39	$8.94
Production Taxes	5.53	3.59
General and Administrative Expense	1.90	5.67
Depletion, Depreciation, Amortization and Accretion	12.31	10.90

Net Income (Loss)	$18,978,573	$(16,087,467)
Net Income (Loss) Per Common Share – Diluted	$0.06	$(0.26)

Adjusted Net Income (Loss)(3)	$34,488,715	$2,243,648
Adjusted Net Income (Loss) Per Common Share – Diluted(3)	$0.11	$0.04

Adjusted EBITDA(3)	$97,914,459	$35,733,729
____________

(1)	Based on average NYMEX WTI closing prices.

(2)	Average oil price differential to the NYMEX WTI.

(3)	Please see “Non-GAAP Financial Measures” below for additional information and a reconciliation to the most directly comparable GAAP Measure.

CAPITAL EXPENDITURES & DRILLING ACTIVITY

Three Months Ended September 30, 2018
Capital Expenditures Incurred:
Drilling and Development Capital Expenditures	$81.6 million
Acquisition of Oil and Natural Gas Properties	$164.1 million
Other	$1.3 million

Net Organic Wells Added to Production	9.3
Net Producing Wells (Period-End)	284.3

Net Wells in Process (Period-End)	19.2

Weighted Average AFE for Wells Elected to Year-to-Date	$8.1 million

ACQUISITIONS & ACREAGE

On September 17, 2018, Northern closed on its previously announced Pivotal acquisition for 25.75 million shares of common stock and $60.6 million in cash, at closing. In addition, in the third quarter, Northern spent approximately $18.0 million for 2,727 net acres, 4.7 net producing wells and 4.6 net wells in process.

On October 1, 2018, Northern closed on its previously announced W Energy acquisition for 51.46 million shares of common stock and $114.8 million in cash, at closing. In the fourth quarter to-date, Northern has executed agreements on an additional 3,958 net acres, 0.9 net producing wells, and 1.3 net wells in process for an additional $9.1 million.

As of September 30, 2018, pro forma to include the W Energy acquisition, Northern controlled leasehold of approximately 151,978 net acres targeting the Williston Basin Bakken and Three Forks formations, and approximately 97% of the company’s North Dakota acreage position, and approximately 95% of its total acreage position, was developed, held by production or held by operations.

LIQUIDITY AND CAPITAL MARKETS UPDATE

In early October 2018, Northern closed on a $350.0 million tack-on issuance of additional 2023 Senior Secured Notes as well as a new 5-year Revolving Credit Facility (“RBL”) with an initial borrowing base of $425.0 million. Northern used the proceeds to retire its $360.0 million First Lien Term Loan and the remainder of its 2020 Senior Unsecured Notes.

As of November 5, 2018, Northern had $16.8 million in cash, $175.0 million outstanding on its new RBL and $695.1 million in 2023 Senior Secured Notes. Northern had total liquidity of $266.8 million as of November 5, 2018, consisting of cash and borrowing availability under the new RBL.

HEDGING

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following tables summarize Northern’s open crude oil derivative and basis swap contracts scheduled to settle after September 30, 2018.

Crude Oil Derivative Basis Swaps(1)
Contract Period	Total Volumes (Bbls)	Weighted Average Differential ($/Bbl)
2019	3,650,000	($2.41)
________________
(1) Basis swaps are settled using the TMX UHC 1a index, as published by NGX.

Crude Oil Derivative Swaps
Contract Period	Volume (Bbls)	Weighted Average Price (per Bbl)
2018:
4Q	1,855,300	$63.66
2019:
1Q	1,775,700	$62.89
2Q	1,797,250	$63.09
3Q	1,666,480	$63.44
4Q	1,612,300	$63.90
2020:
1Q	1,301,300	$61.67
2Q	1,119,300	$60.81
3Q	947,600	$61.11
4Q	817,880	$60.15
2021:
1Q	682,200	$60.42
2Q	627,900	$62.00

THIRD QUARTER 2018 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, November 9, 2018 at 9:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via the company’s website, www.northernoil.com, or by phone as follows:

Dial-In Number: (855) 638-5677 (US/Canada) and (262) 912-4762 (International)
Conference ID: 9159627 - Northern Oil and Gas, Inc. Third Quarter 2018 Conference Call
Replay Dial-In Number: (855) 859-2056 (US/Canada) and (404) 537-3406 (International)
Replay Access Code: 9159627 - Replay will be available through November 16, 2018

UPCOMING CONFERENCE SCHEDULE

Seaport Global Securities Energy Day
November 11, 2018, San Francisco, CA

Cowen 8th Annual Energy & Natural Resources Conference
December 4 - 5, 2018, New York City, NY

Capital One Securities 13th Annual Energy Conference
December 4 - 6, 2018, New Orleans, LA

JP Morgan Global High Yield & Leveraged Finance Conference
February 25 - 27, 2019, Miami Beach, FL

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana. More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following:  changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s current properties and properties pending acquisition, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady
Chief Financial Officer
952-476-9800
ir@northernoil.com

CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Oil, Natural Gas, and NGL Sales	$145,415,698	$54,257,591	$341,343,390	$151,486,819
Gain (Loss) on Derivative Instruments, Net	(43,148,073)	(12,663,253)	(105,622,312)	20,810,662
Other Revenue	1,595	4,321	7,504	19,911
Total Revenues	102,269,220	41,598,659	235,728,582	172,317,392

OPERATING EXPENSES
Production Expenses	18,160,937	12,605,513	45,198,281	36,417,402
Production Taxes	13,579,169	5,064,761	31,633,326	13,965,800
General and Administrative Expenses	4,674,467	7,985,719	9,592,581	15,911,802
Depletion, Depreciation, Amortization and Accretion	30,258,089	15,357,685	71,484,746	41,868,280
Total Operating Expenses	66,672,662	41,013,678	157,908,934	108,163,284

INCOME FROM OPERATIONS	35,596,558	584,981	77,819,648	64,154,108

OTHER INCOME (EXPENSE)
Interest Expense, Net of Capitalization	(20,438,025)	(16,672,632)	(65,948,159)	(49,404,601)
Write-off of Debt Issuance Costs	—	—	—	(95,135)
Loss on the Extinguishment of Debt	(9,542,206)	—	(100,375,181)	—
Debt Exchange Derivative Gain	13,062,852	—	13,062,852	—
Other Income	299,394	184	837,812	545
Total Other Income (Expense)	(16,617,985)	(16,672,448)	(152,422,676)	(49,499,191)

INCOME (LOSS) BEFORE INCOME TAXES	18,978,573	(16,087,467)	(74,603,028)	14,654,917

INCOME TAX PROVISION (BENEFIT)	—	—	—	—

NET INCOME (LOSS)	$18,978,573	$(16,087,467)	$(74,603,028)	$14,654,917

Net Income (Loss) Per Common Share – Basic	$0.06	$(0.26)	$(0.40)	$0.24
Net Income (Loss) Per Common Share – Diluted	$0.06	$(0.26)	$(0.40)	$0.24
Weighted Average Shares Outstanding – Basic	300,517,497	61,843,377	188,152,998	61,645,920
Weighted Average Shares Outstanding – Diluted	301,755,419	61,843,377	188,152,998	61,991,292

CONDENSED BALANCE SHEETS
SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(UNAUDITED)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$112,965,907	$102,183,191
Accounts Receivable, Net	90,476,380	46,851,682
Advances to Operators	2,552,490	604,977
Prepaid Expenses and Other	17,960,647	2,333,288
Income Tax Receivable	785,016	785,016
Total Current Assets	224,740,440	152,758,154

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	3,001,638,590	2,585,490,133
Unproved	1,236,986	1,699,344
Other Property and Equipment	998,192	981,303
Total Property and Equipment	3,003,873,768	2,588,170,780
Less – Accumulated Depreciation, Depletion and Impairment	(2,185,892,937)	(2,114,951,189)
Total Property and Equipment, Net	817,980,831	473,219,591

Deferred Income Taxes (Note 9)	785,000	785,000
Acquisition Deposit	20,000,000	—
Other Noncurrent Assets, Net	5,443,131	5,490,934

Total Assets	$1,068,949,402	$632,253,679

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$122,279,397	$93,152,297
Accrued Expenses	6,334,045	6,339,425
Accrued Interest	10,266,623	4,836,112
Debt Exchange Derivative	6,030,363	—
Derivative Instruments	61,637,192	18,681,891
Contingent Consideration	8,334,160	—
Asset Retirement Obligations	497,129	565,521
Total Current Liabilities	215,378,909	123,575,246

Long-term Debt, Net	789,528,047	979,324,222
Derivative Instruments	40,844,343	11,496,929
Debt Exchange Derivative	260,967	—
Contingent Consideration	1,018,570	—
Asset Retirement Obligations	10,595,758	8,562,607
Other Noncurrent Liabilities	112,835	135,225

Total Liabilities	$1,057,739,429	$1,123,094,229

Commitments and Contingencies (Note 8)

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, Par Value $.001; 5,000,000 Authorized, No Shares Outstanding	—	—
Common Stock, Par Value $.001; 9/30/2018 – 675,000,000 Authorized, 334,209,986 Shares Outstanding and 12/31/2017 – 142,500,000 Authorized, 66,791,633 Shares Outstanding	334,210	66,792
Additional Paid-In Capital	1,026,052,523	449,666,390
Retained Deficit	(1,015,176,760)	(940,573,732)
Total Stockholders’ Equity (Deficit)	11,209,973	(490,840,550)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,068,949,402	$632,253,679

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. Northern defines Adjusted Net Income as net income (loss) excluding (i) (gain) loss on the mark-to-market of derivative instruments, net of tax, (ii) write-off of debt issuance costs, net of tax, (iii) loss on the extinguishment of debt, net of tax, (iv) debt exchange derivative gain, net of tax, and (v) certain legal settlements, net of tax. Northern defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) (gain) loss on the mark-to-market of derivative instruments, (v) non-cash share based compensation expense, (vi) write-off of debt issuance costs, (vii) loss on the extinguishment of debt, and (viii) debt exchange derivative gain. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below. Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of Northern’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

Reconciliation of Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Income (Loss)	$18,978,573	$(16,087,467)	$(74,603,028)	$14,654,917
Add:
Impact of Selected Items:
(Gain) Loss on the Mark-to-Market of Derivative Instruments	30,225,470	16,058,370	72,302,715	(15,170,174)
Write-off of Debt Issuance Costs	—	—	—	95,135
Loss on the Extinguishment of Debt	9,542,206	—	100,375,181	—
Debt Exchange Derivative Gain	(13,062,852)	—	(13,062,852)	—
Legal Settlements	—	3,589,431	—	3,589,431
Selected Items, Before Income Taxes	26,704,824	19,647,801	159,615,044	(11,485,608)
Income Tax of Selected Items(1)	(11,194,682)	(1,316,686)	(21,106,686)	(1,222,555)
Selected Items, Net of Income Taxes	15,510,142	18,331,115	138,508,358	(12,708,163)
Adjusted Net Income	$34,488,715	$2,243,648	$63,905,330	$1,946,754

Weighted Average Shares Outstanding – Basic	300,517,497	61,843,377	188,152,998	61,645,920
Weighted Average Shares Outstanding – Diluted	301,755,419	62,114,238	188,709,068	61,991,292

Net Income (Loss) Per Common Share – Basic	$0.06	$(0.26)	$(0.40)	$0.24
Add:
Impact of Selected Items, Net of Income Taxes	0.05	0.30	0.74	(0.21)
Adjusted Net Income Per Common Share – Basic	$0.11	$0.04	$0.34	$0.03

Net Income (Loss) Per Common Share – Diluted	$0.06	$(0.26)	$(0.40)	$0.24
Add:
Impact of Selected Items, Net of Income Taxes	0.05	0.30	0.74	(0.21)
Adjusted Net Income Per Common Share – Diluted	$0.11	$0.04	$0.34	$0.03
_____________

(1)
For the 2018 columns, this represents a tax impact using an estimated tax rate of 24.5% for the three and nine months ended September 30, 2018, which includes a $4.7 million and $18.0 million adjustment for a change in valuation allowance for the three and nine months ended September 30, 2018, respectively. For the 2017 columns, this represents a tax impact using an estimated tax rate of 37.0% and 38.6% for the three and nine months ended September 30, 2017, respectively, which includes a $6.0 million and $5.7 million adjustment for a change in valuation allowance for the three and nine months ended September 30, 2017, respectively.

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Income (Loss)	$18,978,573	$(16,087,467)	$(74,603,028)	$14,654,917
Add:
Interest Expense	20,438,025	16,672,632	65,948,159	49,404,601
Income Tax Provision (Benefit)	—	—	—	—
Depreciation, Depletion, Amortization and Accretion	30,258,089	15,357,685	71,484,746	41,868,280
Non-Cash Share Based Compensation	1,534,948	3,732,509	1,973,141	5,265,868
Write-off of Debt Issuance Costs	—	—	—	95,135
Loss on the Extinguishment of Debt	9,542,206	—	100,375,181	—
Debt Exchange Derivative Gain	(13,062,852)	—	(13,062,852)	—
(Gain) Loss on the Mark-to-Market of Derivative Instruments	30,225,470	16,058,370	72,302,715	(15,170,174)
Adjusted EBITDA	$97,914,459	$35,733,729	$224,418,062	$96,118,627